TOSCO FINANCING TRUST

                   Prospectus Supplement dated August 1, 1997
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder               Offered Securities Owned     Securities to be Sold

The Class 1C Company, Ltd.          30,000                        30,000
TQA Vantage Fund Ltd.               11,390                        11,390
Greyhound Lines Pension Trust        2,500                         2,500
Carrigaholt Capital
  (Bermuda) L.P.                    31,000                        31,000


     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is August 1, 1997